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                                                                    Exhibit 10.2

                            ASSET PURCHASE AGREEMENT
                                  by and among
                            SYSTEMS SOLUTIONS, INC.,
                          JUDGE IMAGING SYSTEMS, INC.,
                             AOP ACQUISITION CORP.,
                                 PAUL F. ECKERT
                                       and
                                 SUZANNE ECKERT

SECTION 1. ACQUISITION OF ASSETS
  1.1  Sale and Purchase of Assets
  1.2  Excluded Assets
  1.3  Assumption of Liabilities
  1.4  Consents

SECTION 2. PURCHASE AND SALE
  2.1  Purchase Price
  2.2  Allocation of Consideration
  2.3  Closing Costs

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER
  3.1  Organization and Good Standing
  3.2  Power and Authorization
  3.3  No Conflicts
  3.4  Brokers
  3.5  Title; Liens
  3.6  Accounts Payable and Accrued Liabilities
  3.7  Accounts and Notes Receivable
  3.8  Contracts
  3.9  Tax Matters
  3.10 Financial Statements
  3.11 Material Adverse Changes
  3.12 Undisclosed Liabilities
  3.13 Legal Proceedings
  3.14 Customers

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER
  4.1  Organization and Good Standing
  4.2  Power and Authorization
  4.3  No Conflicts
  4.4  Brokers

SECTION 5. CLOSING; CERTAIN COVENANTS
  5.1  Closing and Effectiveness
  5.2  Deliveries at the Closing
  5.3  Use of Name
  5.4  Remittance of Payments
  5.5  Affiliate Payments

SECTION 6. EMPLOYEE BENEFITS AND EMPLOYMENT
  6.1  Employment
  6.2  Employee Pension Benefit Plans
  6.3  Employee Welfare Benefit Plans
  6.4  Health Continuation Coverage
  6.5  Health Insurance Portability and Accountability Act ("HIPAA")
  6.6  Reporting and Disclosure Requirements
  6.7  Employee Records


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SECTION 7. INDEMNIFICATION
  7.1  Indemnification by Seller
  7.2  Indemnification by Buyer
  7.3  Inter-Party Claims
  7.4  Third Party Claims
  7.5  Limitations and Requirements

SECTION 8. MISCELLANEOUS
  8.1  Survival of Representations and Warranties
  8.2  Further Assurances
  8.3  Costs and Expenses
  8.4  Acknowledgment of Warranty Disclaimer
  8.5  Acknowledgment of Warranty Disclaimer
  8.6  Public Announcements
  8.7  Notices
  8.8  Assignment and Benefit
  8.9  Amendment, Modification and Waiver
  8.10 Bill of Sale
  8.11 Governing Law; Consent to Jurisdiction
  8.12 Section Headings and Defined Terms
  8.13 Invalidity/Severability
  8.14 Counterparts
  8.15 Entire Agreement


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is effective as of June 30, 1999, (the "Effective Date") by and among Systems Solutions, Inc., a Washington corporation ("Seller"), Judge Imaging Systems, Inc., a Pennsylvania corporation ("Judge Imaging"), AOP Acquisition Corp., a New York corporation ("Buyer"), Paul F. Eckert ("P. Eckert") and Suzanne Eckert ("S. Eckert"). Buyer, Seller, Judge Imaging, P. Eckert and S. Eckert are collectively referred to herein as the "Parties".

                                   BACKGROUND

         The Parties desire to provide for, among other things, the acquisition by Buyer from Seller and the sale by Seller to Buyer of certain Assets (as defined below) and the assumption by Buyer of certain liabilities relating to the document solutions and information management business (the "Business") of Seller upon the terms and subject to the conditions set forth in this Agreement. Judge Imaging is the sole shareholder of Seller as a result of a Stock Purchase Agreement dated as of June 5, 1998 (the "First Agreement").

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ACQUISITION OF ASSETS

         Sale and Purchase of Assets. Upon the terms and subject to the conditions of this Agreement, Seller hereby sells, transfers and delivers to Buyer the Assets (as defined below) and Buyer hereby purchases the Assets from Seller for the consideration set forth in Section 2 hereof. As used herein the term "Assets" shall mean the following assets of the Business as of the Effective Date:

             All accounts receivable of the Business, including all receivables identified on Schedule 3.7;

             All supplies, machinery, furniture, furnishings, motor vehicles, equipment and other personal property and tangible assets located at the Business or used exclusively by the Business regardless of location;

             All of Seller's rights to the names "Systems Solutions" and "Corebridge Technology";

             To the extent assignable, all right, title and interest in, to and under all purchase orders, sales agreements, equipment leases, distribution agreements, licensing agreements and other contracts, agreements and commitments ("Contracts") of the Business, including those set forth on Schedule 1.1(d);

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             Prepaid expenses;

             Copies of all books and records exclusively relating to the Business or the Assets (including such books and records as are contained in computerized storage media), including all inventory, purchasing, accounting, sales, export, import, manufacturing, marketing, banking and shipping records and all files, contractor, consultant, customer/client and supplier lists, records, literature and correspondence, and marketing materials excluding tax returns;

             The lease (the "Lease") related to the facility at 8105 166th Avenue NE, Suite 102, Redmond, Washington (the "Facility");

             Any other assets of the Business which are of a nature not customarily reflected in the books and records of a business, such as assets which have been written off for accounting purposes but which are still used by or of value to the Business;

             To the extent assignable, all permits, licenses and authorizations ("Authorizations") associated with the Business and its operations which are identified on Schedule 1.1(i);

             All intangible assets and goodwill exclusively related to the Business and its operations;

             All deposits in the hands of third parties; and

             All other assets of the Business exclusively related to the Business and its operations other than "Excluded Assets" defined in Section 1.2.

         Excluded Assets. The Assets being sold, assigned, and transferred to Buyer hereunder do not include any other assets of Seller, including:

             Cash and cash equivalents;

             Any assets or rights used both for the Business and other operations of Judge Imaging, which were not part of the "Purchased Assets" under the First Agreement; or

             Any name or mark which includes "Judge" or "On Site Solutions" or;

             Any rights, claims or counterclaims under this Agreement or the Transaction Documents (collectively, the "Excluded Assets").

         Assumption of Liabilities. Buyer hereby assumes, and thereafter will fully perform, pay and satisfy, all of the following debts, liabilities (including contingent liabilities), claims, obligations, and commitments, known and unknown ("Liabilities"), of Seller relating to the Business (the "Assumed Liabilities") as of the Effective Date:

             all obligations of Seller that are executory as of the Closing Date under Contracts of the Business that are part of the Assets assigned to Buyer and Seller's obligations under the Lease (rent under the Lease will be prorated to the Closing Date);

             all accounts payable of Seller relating to or arising out of the operation of the Business (except as provided in Section 1.4), including all payables set forth on Schedule 3.6;

             vacation, severance and similar employment liabilities with respect to Transferred Employees (except as provided in Section 6);

             unearned revenues and customer deposits;

             all liabilities of the Business arising after the Closing Date; and

             all liabilities reflected in the balance sheet of the Business as of June 30, 1999, attached hereto as

Schedule 1.3(f).

Buyer does not assume and shall not be liable for any other Liabilities, including but not limited to (i) any Liability arising out of the First Agreement; (ii) Taxes relating to periods prior to the Closing Date; or (iii) any other Liability arising out of the operation of the Business prior to the Closing Date.

         Consents. Notwithstanding anything in this Agreement to the contrary, if any Contract or Authorization included in the Assets may not be transferred without the consent, approval or waiver ("Consent") of a third party (including, without limitation, any governmental authority) and such transfer or attempted transfer would constitute a breach thereof or a violation of any law, nothing in this Agreement or any Transaction Document shall constitute a transfer or attempted transfer thereof. Seller and Buyer will use reasonable efforts to obtain each such Consent before or as soon as possible after the Closing Date, but to the extent not obtained, Seller and Buyer shall cooperate (a) in endeavoring to obtain such Consent promptly, and (b) if any such Consent is unobtainable, in any reasonable arrangement so that Buyer has all of the benefits and assumes all of the executory obligations under any such Contract or Authorization as if such Contract and Authorization had been duly assigned to Buyer.


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PURCHASE AND SALE

         Purchase Price. In full consideration for the sale by Seller to Buyer of the Assets pursuant to Section 1.1 hereof, and the other agreements by Seller and Buyer herein, the aggregate purchase price for the Assets shall be Forty-Five Thousand Dollars ($45,000) (the "Purchase Price") and shall be payable by Buyer to Seller by means of wire transfer prior to or at the Closing.

         Allocation of Consideration. The consideration for the Assets shall be allocated to the Seller and among the Assets as specified on Schedule 2.2 hereto. Within 90 days following the Closing, Buyer shall prepare and submit to Seller Internal Revenue Form 8594 (relating to purchase price allocation), prepared in accordance with such allocation. Seller and Buyer shall prepare their respective federal, state and local tax returns and reports employing the allocation made pursuant to this Section and shall not take a position in any tax proceeding or audit or otherwise that is inconsistent with such allocation; provided, that nothing contained herein shall require Seller or Buyer to contest, beyond the exhaustion of its administrative remedies before any taxing authority or agency, and Seller and Buyer shall not be required to litigate before any court, including, without limitation, the United States Tax Court, any proposed deficiency or adjustment by any taxing authority or agency that challenges such allocation. Seller and Buyer shall give prompt notice to each other promptly upon becoming aware of the commencement or threat of any tax audit or the threatened assertion of any proposed deficiency or adjustment by any tax authority or agency that challenges such allocation.

         Closing Costs. Buyer and Seller shall divide equally all documentary, use, filing, sales and other taxes and fees due or payable as a result of the transfer and delivery of the Assets from Seller to Buyer. Each of Buyer and Seller shall pay all of its respective attorney, consultant, accounting and other fees and any and all other expenses contemplated to be paid by Buyer or Seller under this Agreement and the other agreements, documents and instruments related hereto (this Agreement and such related agreements, documents and instruments, collectively, the "Transaction Documents").

REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller and Judge Imaging hereby jointly and severally represent and warrant to Buyer as of the Closing Date as follows (except, in each case, to the extent Buyer has knowledge or belief that any such representation and/or warranty is incorrect as a result of Buyer's due diligence, or Buyer's familiarity with the Business or otherwise):

         Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and has all necessary power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

         Power and Authorization. Seller and Judge Imaging have the corporate power and authority to enter into and perform their respective obligations under this Agreement and under the other agreements and documents required to be delivered by Seller and/or Judge Imaging prior to or at the Closing in connection herewith (such agreements and documents, collectively, the "Seller Transaction Documents"). The execution, delivery and performance by Seller and Judge Imaging of this Agreement and the Seller Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Seller and Judge Imaging and constitutes a legal, valid and binding obligation of Seller and Judge Imaging, enforceable against Seller and Judge Imaging in accordance with the terms hereof. When executed and delivered as contemplated herein, each of the Seller Transaction Documents shall constitute the legal, valid and binding obligation of Seller and Judge Imaging, enforceable against Seller and Judge Imaging in accordance with the terms thereof.

         No Conflicts.

         The execution, delivery and performance of this Agreement and the Seller Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

             violate or conflict with Seller's certificate or articles of incorporation or by-laws, any statute, law, regulation, permit, license, or certificate, or any judgment, order, award or other decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (domestic or foreign) binding upon Seller or Seller's properties or assets (such statutes, laws, regulations, permits, licenses, certificates, judgments, orders, awards and other decisions or requirements, collectively, "Laws"); or

             violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under, any material agreement or other material obligation to which Seller is a party; or


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             cause Buyer to become subject to or liable for any tax other than taxes required to be prorated hereunder and/or sales tax due on this transaction.

             No Consents or registrations, notifications, filings and/or declarations with, any court, government or governmental agency or instrumentality, creditor, lessor or other person or entity are required to be given or made by Seller in connection with the execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated herein, other than such as have been obtained or made and are in full force and effect.

             There are no actions, proceedings or investigations ("Actions") pending or, to the knowledge of Seller, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other Transaction Documents or which, if adversely determined, could reasonably be expected to have a material adverse effect upon the Business or the ability of Seller to enter into or perform its respective obligations under this Agreement or any of the other Transaction Documents. Seller has not, on behalf of itself or Buyer, received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

             Notwithstanding anything in this Agreement to the contrary, Seller makes no representation or warranty as to any law, agreement, obligation, Consent or Approval or Action which relates to the Business and not Seller as a whole.

         Brokers. No person acting on behalf of Seller or any of Seller's affiliates or under the authority of any of the foregoing, is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of the parties in connection with any of the transactions contemplated by this Agreement.

         Title; Liens. Except as described on Schedule 3.5, Seller has title to the Assets free and clear of all liens, pledges, charges, claims, encumbrances, proscriptions, restrictions, conditions, covenants, and easements of any kind ("Liens").

         Accounts Payable and Accrued Liabilities. Schedule 3.6 contains a correct and complete aging of all accounts payable and accrued liabilities of Seller outstanding as of the date thereof. Seller has paid all accounts payable in accordance with their terms, other than accounts payable which Seller is disputing in good faith and which are identified on Schedule 3.6 as disputed.

         Accounts and Notes Receivable. Schedule 3.7 contains a correct and complete aging of all accounts and notes receivable of Seller as of the date set forth thereon. All such accounts and notes receivable of Seller represent valid obligations from sales made or services rendered in the ordinary course of business. To the knowledge of Seller and Judge Imaging, there are no counterclaims or rights of set-off with respect to any accounts and notes receivable of the Business.

         Contracts. All Contracts included in the Assets have been entered into on an arms length basis and are on terms reflecting fair value for the assets or services provided thereunder. Seller has made available to Buyer complete copies of all Seller's written Contracts. Except as disclosed on Schedule 3.8, no event has occurred which constitutes or, with the passage of time or the giving of notice, or both, would constitute a material default by Seller or, to the knowledge of Seller, by any other person under any Contracts, or which would give any other person under such Contract the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract. Judge Imaging has not received from any other person under any such Contract any notice or other communication regarding any actual or alleged breach of any Contract. To the knowledge of Judge Imaging, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Seller under any Contracts.

         Tax Matters. All reports, returns or other information required to be supplied to any federal, state, local or other governmental authority, or any political subdivision thereof, and any governmental, judicial, public or statutory instrumentality, tribunal agency, authority, body or entity having legal jurisdiction over any matter in question with respect to taxes ("Tax Returns") required to be filed by, or with respect to, the Assets have been filed. Payment has been made of all taxes required to be paid in respect of the periods covered by such Tax Returns (except where the failure to pay would not, in the aggregate, have a material adverse effect on the Assets). No deficiency for any taxes has been proposed, asserted or assessed in connection with the Assets that has not been resolved or paid in full. No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Tax Returns in connection with the Assets.


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         Financial Statements. Seller has delivered to Buyer:

             an unaudited balance sheet of the Business as of June 30, 1999;

             an unaudited profit and loss statement for the six months ended June 30, 1999;

             listings of accounts payable and accounts receivable of the Business as of June 30, 1999.

The financial statements referred to in subsections (a) and (b) fairly present the financial condition and the results of operations of the Business as at June 30, 1999 and for the six month period then ended, all in accordance with GAAP, consistently applied, except as provided in Schedule 3.10. The listings described in subsection (c) are complete and accurate.

         Material Adverse Changes. Since June 30, 1999, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Business, and no event has occurred or circumstance exists that may result in such a material adverse change.

         Undisclosed Liabilities. Seller has, with respect to the Business, no liabilities or obligations of any nature other than (i) those on the unaudited balance sheet of the Business as of June 30, 1999, (ii) those incurred since June 30, 1999 in the ordinary course of business, or (iii) those of a type that GAAP does not require to be reported on a balance sheet.

         Legal Proceedings. Except as set forth on Schedule 3.13, there are no pending or, to the best knowledge of Seller or Judge Imaging, threatened actions, claims or proceedings (i) that have been commenced by or against the Business or that otherwise relate to or may affect the Business, or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Closing. To the knowledge of Seller and Judge Imaging no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding.

         Customers. Schedule 3.14 sets forth a complete and accurate list of all customers of the Business.

REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller and/or Judge Imaging as of the date of this Agreement as follows (except, in each case, to the extent Seller and/or Judge Imaging has knowledge or belief that any such representation and/or warranty is incorrect as a result of Seller's and/or Judge Imaging's due diligence, or Seller's and/or Judge Imaging's familiarity with the Business or otherwise):

         Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all necessary power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

         Power and Authorization. Buyer has the corporate power and authority to enter into and perform its obligations under this Agreement, the Note and under the other agreements, documents and instruments (collectively, the "Buyer Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Buyer of this Agreement and the Buyer Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms hereof. When executed and delivered as contemplated herein, each of the Buyer Transaction Documents shall constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with the terms thereof.

         No Conflicts.

         The execution, delivery and performance of this Agreement and the Buyer Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

             violate or conflict with Buyer's certificate or articles of formation or organization or partnership agreement or any Laws; or

             violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under, any material agreement or other material obligation to which Buyer is a party.

         No Consents or registrations, notifications, filings and/or declarations with any court, government or governmental agency or instrumentality, creditor, lessor or other person or entity are required to be given or made by Buyer in connection with the execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated herein, other than such as have been obtained or made and are in full force and effect.

         There are no actions, proceedings or investigations pending or, to the knowledge of Buyer, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other


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Transaction Documents or which, if adversely determined, could reasonably be expected to have a material adverse effect upon the ability of Buyer or Seller to enter into or perform its respective obligations under this Agreement or any of the other Transaction Documents. Buyer has not, on behalf of itself or Seller, received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

         Brokers. No person acting on behalf of Buyer or any of its affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of the parties in connection with any of the transactions contemplated by this Agreement.

CLOSING; CERTAIN COVENANTS

         Closing and Effectiveness. The closing of the purchase and sale of the Assets and the assignment and assumption of the Assumed Liabilities (the "Closing") pursuant to this Agreement shall be effective as of the close of business on June 30, 1999 and shall take place on the date hereof (the "Closing Date").

         Deliveries at the Closing. At the Closing, in addition to the other actions contemplated elsewhere herein:

         Seller shall deliver, or shall cause to be delivered, to Buyer the following:

             a closing certificate and secretary's certificate, dated the Closing Date and signed by the Chief Executive Officer or President or a Vice President of Seller and by the Secretary of Seller, satisfactory to Buyer;

             a copy of the resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, certified as of the Closing by the Secretary of Seller;

             the written consent of the landlord with respect to the assignment to Buyer of the Lease;

             UCC-3 termination statements effecting the termination or release of all assets from the security interests identified in Schedule 3.5;

             A release from PNC Bank, National Association, of the Assets from all security interests of the bank; and

             such other documents and instruments as Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

         Buyer shall deliver, or shall cause to be delivered, to Seller the items described below:

             a closing certificate and secretary's certificate, dated the Closing Date signed by the President or a Vice President of Buyer and by the Secretary of Buyer, satisfactory to Seller;

             a copy of the resolutions of the board of directors or corresponding governing body of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents, certified as of the Closing by the Secretary of Buyer;

             such other documents and instruments as Seller may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

         Use of Name. From and after thirty days after the Closing, Buyer shall not have or use or permit any affiliate of Buyer to have or use any name or mark which includes a reference to The Judge Group, Inc., a Pennsylvania corporation ("Judge Group"), or Judge Imaging, or On Site Solutions, or any name or mark similar thereto, and no such name or mark or rights thereto shall be included in the Assets. On request, Buyer shall deliver to Seller evidence (which shall be reasonably satisfactory to Seller) of compliance with this Section. Buyer acknowledges that breach of this Section will give rise to irreparable injury to Seller, Judge Imaging and Judge Group and that as a result money damages are inadequate. Accordingly, Buyer irrevocably acknowledges and agrees that Seller, Judge Imaging and Judge Group may each seek and obtain injunctive relief and other equitable remedies with respect to any breach or threatened breach of this Section, in addition to any other remedies which may be available at law. In the event of any alleged breach of this Section, Buyer will be responsible for the legal fees and costs incurred by Seller, Judge Imaging and Judge Group. In the event any such allegation is made incorrectly, as adjudicated by a court or arbitrator, Seller and Judge Imaging will be responsible for the legal fees and costs incurred by Buyer.

         Remittance of Payments. From and after the Effective Date, Seller shall immediately remit to Buyer, in the form received, any payments that it or any affiliate may receive (such as payments of accounts receivable) which properly belong to Buyer, and Buyer shall immediately remit to Seller, in the form received, any payments that Buyer or any affiliate may receive which properly belong to Seller. In particular, Seller shall immediately remit to Buyer any cash remitted by a customer on or after the Effective Date that is attributable to a receivable, which was part of the Assets purchased hereunder. Neither Party may set off against any amount due under this section any amount owed to or allegedly owed to such Party.


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         Affiliate Payments. From and after the Closing, subject to applicable law (including fraudulent conveyance law and law related to dividends and distributions) that may restrict payments, until all of the obligations of Buyer hereunder and under the Note and all of the Assumed Liabilities which constitute trade accounts payable have been paid and satisfied in full, Buyer will not make any distribution, dividend or other similar payment, make any loan to or investment in any Affiliate or make any payment to or transfer any asset or right to any Affiliate, except for reasonable salary for services rendered and distributions necessary for Buyer's shareholders to pay income taxes arising because of Buyer's status as an S corporation under the Internal Revenue Code of 1986, as amended (the "Code"). For purposes hereof, "Affiliate" shall mean any direct or indirect equity holder of Buyer, any director, officer or employee of Buyer or of any such equity holder, any spouse or relative of any of the foregoing which is a natural person and any business entity of which any of the foregoing is a director.

EMPLOYEE BENEFITS AND EMPLOYMENT

         Employment.

         Buyer will determine which employees of the Business to whom it will offer employment and identify such employees by name to Seller not later than July 12, 1999. Buyer shall offer employment to such individuals effective as of the Closing. Employees who accept such employment shall be referred to as "Transferred Employees" for purposes of this Agreement. Seller shall be responsible for any severance pay obligations with respect to those individuals employed in the Business who are not Transferred Employees and whose employment with Seller is terminated. Seller shall also notify such individuals about the termination of their employment and such notification may inform those individuals not identified by Buyer as among those to whom Buyer will offer employment that Buyer has decided not to offer employment to them. Anything contained in or implied by the provisions of this Section 6.1 to the contrary notwithstanding, the provisions of this Section shall not create any third-party beneficiary rights in any person, including any Transferred Employee.

         At Closing, Buyer shall assume the Employment Agreement, dated as of June 5, 1999, between James Turner and Seller.

         Employee Pension Benefit Plans. The benefits under any Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) maintained by Seller which have accrued to any Transferred Employee as of the Closing Date shall be frozen as of a date not later than 15 days after the Closing Date and no further benefits shall accrue under any such Employee Pension Benefit Plan with respect to such Transferred Employee. Buyer assumes no responsibility with respect to any such Employee Pension Benefit Plan.

         Employee Welfare Benefit Plans. Buyer shall be responsible for establishing such Employee Welfare Benefit Plans (as defined in Section 3(1) of ERISA) for Transferred Employees as it determines to be appropriate. Buyer shall have no responsibility for any Employee Welfare Benefit Plan of Seller. Subject to Section 1.3 hereof, Seller shall remain responsible and liable for any acts or omissions by Seller with respect to such Employee Welfare Benefit Plans occurring prior to the Closing Date.

         Health Continuation Coverage. Buyer shall be responsible for all health continuation coverage requirements of the Code, and ERISA for all Transferred Employees and their beneficiaries in periods on and subsequent to the Closing Date. Seller shall be responsible for notifying employees who are not Transferred Employees (and the beneficiaries of such employees) of their right to continue their health care coverage under Seller's health care plan at their own cost pursuant to the relevant provisions of Federal Law.

         Health Insurance Portability and Accountability Act ("HIPAA"). Buyer shall be responsible for all health insurance obligations imposed by HIPAA with respect to any Employee Welfare Benefit Plan which is a group health plan (as defined under Section 5000(b)(1) of the Code or Part 6 of Subtitle B of Title I of ERISA) for all periods on and subsequent to the Closing Date.

         Reporting and Disclosure Requirements. Seller shall be responsible for filing all annual reports and satisfying all other reporting and disclosure requirements with respect to any Employee Benefit Plan for all Plan Years ending prior to the Closing Date.

         Employee Records Buyer shall grant Seller full access to all employee records relating to the Transferred Employees to the extent necessary to enable Seller to comply with its obligations hereunder.

INDEMNIFICATION

         Indemnification by Seller. Subject to Sections 7.5 and 8.4, Seller and Judge Imaging shall indemnify and hold Buyer and its officers, directors and shareholders harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including interest, penalties and reasonable attorneys' fees and disbursements, but not including any indirect or consequential damages (such losses, costs, expenses, claims, damages, obligations and liabilities, including interest, penalties and reasonable attorney's fees and disbursements, but not including any indirect or consequential damages, collectively, "Damages"), which Buyer or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of:

             any inaccuracy in or breach of any representation or warranty of Seller and/or Judge Imaging made in or pursuant to this Agreement or any Transaction Document;

             any breach or nonfulfillment of any covenant or obligation of Seller and/or Judge Imaging contained in this Agreement or any Transaction Document; and

             other than the Assumed Liabilities, any liability arising out of the operation of the Business prior to the Closing Date.

The liabilities of Seller and Judge Imaging under this Section 7.1 shall be joint and several.

         Indemnification by Buyer. Buyer shall indemnify, defend and hold Seller and Judge Imaging and its affiliates and their officers, directors and shareholders harmless against and in respect of any and all Damages which Seller and Judge Imaging or any such entity or person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of:

             any inaccuracy in or breach of any representation or warranty of Buyer made in or pursuant to this Agreement or any Transaction Document;

             any breach or nonfulfillment of any covenant or obligation of Buyer contained in this Agreement or any Transaction Document;

             the Assumed Liabilities; and

             any liability arising out of the operation of the Business after the Closing Date.

         Inter-Party Claims. Any party seeking indemnification pursuant to this Section (the "Indemnified Party") shall notify in writing the other party or parties from whom such indemnification is sought (the "Indemnifying Party") of the Indemnified Party's assertion of such claim for indemnification, specifying the basis of such claim, including all relevant facts and circumstances and the section(s) of this Agreement under which such claim arises. The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party which evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnified Party related thereto.

         Third Party Claims.

         Each Indemnified Party shall promptly notify in writing the Indemnifying Party of the assertion by any third party of any claim with respect to which the indemnification set forth in this Section relates (which shall also constitute the notice required by Section 7.3), specifying the basis of such claim including all relevant facts and circumstances and the section(s) of this Agreement under which such claim arises. The Indemnifying Party shall have the right, upon notice to the Indemnified Party within sixty (60) business days after the receipt of any such notice, to undertake the defense of or, with the consent of the Indemnified Party (which consent shall not unreasonably be withheld), to settle or compromise such claim. The failure of the Indemnifying Party to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the Indemnifying Party's rights under this Section 7.4(a) and in the absence of gross negligence or willful misconduct on the part of the Indemnified Party shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction of such claim.

         The election by the Indemnifying Party, pursuant to Section 7.4(a), to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

         1.2 Limitations and Requirements.

             Seller shall have no obligation to indemnify Buyer or any other person against Damages pursuant to Section 7.1 of this Agreement unless and until the aggregate of all such Damages suffered or incurred by Buyer and such persons exceeds $20,000; in which event Buyer and such persons shall be entitled to indemnification for all Damages in excess of such amount.

             Except as may otherwise expressly be provided in this Agreement, no claim arising out of or based upon any inaccuracy in or breach of any representation or warranty contained in this Agreement or any Transaction Document shall be made unless facts exist giving rise to a claim, and written notice pursuant to Section 7.3 is delivered to the Indemnifying Party, within the applicable statute of limitations period.

             The indemnification obligations of Seller contained herein are intended to be exclusive and preclude all other claims, rights or remedies against Seller which may exist at law (whether statutory or otherwise) or in equity with respect to the matters covered by such indemnification obligations.

MISCELLANEOUS

         Survival of Representations and Warranties. Subject to Section 7.5(b) above, the representations and warranties made by the parties in this Agreement and in the certificates, documents and schedules delivered pursuant hereto shall survive the consummation of the transactions herein contemplated.

         Further Assurances. Each party hereto shall use commercially reasonable efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition of the ownership of the Assets to, and the assumption of the Assumed Liabilities by, Buyer. Buyer and Seller shall, for two years after the Closing, retain the various books and records relating to the Business and shall, upon prior notice, provide the other party and its authorized representatives reasonable access thereto. Each party shall promptly notify the other party of any event or circumstance known to such party that could prevent or delay the consummation of the transactions contemplated hereby or which would indicate a breach or non-compliance with any of the terms, conditions, representations, warranties or agreements of any of the parties to this Agreement.

         Costs and Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith.

         Acknowledgment of Warranty Disclaimer. Buyer acknowledges and agrees that

             Buyer has had access to the assets, properties (real and personal, owned and leased), permits, licenses, agreements, instruments, documents and other contracts (oral and written), and the books and records related to the Business and has had opportunity to inspect the same;

             Buyer has decided to acquire the Assets and assume the Assumed Liabilities based upon such access and inspection and the representations, warranties and covenants of Seller specifically made in this Agreement;

             accordingly the representations made by Seller in Section 3 hereof are the sole representations and warranties made by Seller with respect to itself, its assets and its liabilities and obligations, AND SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, EITHER HEREIN OR OTHERWISE, AS TO THE ASSETS, PROPERTIES (REAL AND PERSONAL, OWNED AND LEASED), AGREEMENTS, INSTRUMENTS, DOCUMENTS AND OTHER CONTRACTS (ORAL AND WRITTEN), LIABILITIES AND/OR BUSINESS OF SELLER OR AS TO, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER MATTER PERTAINING TO ANY OF THE FOREGOING;

             WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE ASSETS, PROPERTIES (REAL AND PERSONAL, OWNED AND LEASED), AGREEMENTS, INSTRUMENTS, DOCUMENTS AND OTHER CONTRACTS (ORAL AND WRITTEN ), BUSINESS, AND BUSINESS PROSPECTS OF SELLER, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE; and
             in furtherance and not limitation of the foregoing, Seller makes no representation that Seller has, or that Buyer will have, all the licenses, permits or other Authorizations or contracts required to carry on the operation of the Business or that any of such licenses or permits or other Authorizations or contracts are transferable, and Buyer shall be responsible for all such matters.

         Except as and to the extent set forth in this Agreement and the certificates and schedules delivered under this Agreement, Seller hereby disclaims all liability and responsibility for any statement or information made or communicated in any way to Buyer or any agent, employee or representative thereof (including, without limitation, any opinion, information or advice provided by any officer, director, employee, agent, consultant or other representative of Seller or any affiliate of Seller), and Buyer acknowledges such disclaimer. No representation or warranty contained in Section 3 shall be deemed to be untrue to the extent that Buyer had knowledge on the date hereof that such representation or warranty was not correct as stated herein or, after the date hereof and on or before the Closing Date, gave prior approval to an act of the Seller or one of its subsidiaries which caused such representation or warranty to be incorrect as stated herein.

         Acknowledgment of Warranty Disclaimer. Seller acknowledges and agrees that

             The representations made by Buyer in Section 4 hereof are the sole representations and warranties made by Buyer with respect to itself, its assets and its liabilities and obligations, AND BUYER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, EITHER HEREIN OR OTHERWISE, AS TO THE ASSETS, PROPERTIES (REAL AND PERSONAL, OWNED AND LEASED), AGREEMENTS, INSTRUMENTS, DOCUMENTS AND OTHER CONTRACTS (ORAL AND WRITTEN), LIABILITIES AND/OR BUSINESS OF BUYER OR AS TO, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER MATTER PERTAINING TO ANY OF THE FOREGOING;

             WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE ASSETS, PROPERTIES (REAL AND PERSONAL, OWNED AND LEASED), AGREEMENTS, INSTRUMENTS, DOCUMENTS AND OTHER CONTRACTS (ORAL AND WRITTEN ), BUSINESS, AND BUSINESS PROSPECTS OF BUYER, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE; and

         Except as and to the extent set forth in this Agreement and the certificates and schedules delivered under this Agreement, Buyer hereby disclaims all liability and responsibility for any statement or information made or communicated in any way to Seller or any agent, employee or representative thereof (including, without limitation, any opinion, information or advice provided by any officer, director, employee, agent, consultant or other representative of Buyer or any affiliate of Buyer), and Seller acknowledges such disclaimer. No representation or warranty contained in Section 4 shall be deemed to be untrue to the extent that Seller had knowledge on the date hereof that such representation or warranty was not correct as stated herein or, after the date hereof and on or before the Closing Date, gave prior approval to an act of the Buyer or one of its subsidiaries which caused such representation or warranty to be incorrect as stated herein.

         Public Announcements. Prior to the Closing, neither Seller nor Buyer shall make any public announcement or disclosure relating to the transactions contemplated herein without the prior agreement of the other party hereto, provided that each party shall use its best efforts to consult with the other in advance of any disclosure required by law, but in such case the agreement of the other party hereto shall not be required.

         Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

  To Seller:                           With a copy to:
     Systems Solutions, Inc.                   Drinker Biddle & Reath LLP
     2 Bala Plaza, Suite 405                   One Logan Square
     Bala Cynwyd, PA 19004                     18th and Cherry Streets
     Attention:  Amy Feldman, Esquire          Philadelphia, PA  19103-6996
                                               Phone (215) 988-2700
                                               Telecopy (215) 988-2757
                                               Attn: F. Douglas Raymond, Esquire
  To Buyer:                            With a copy to:
     AOP Acquisition Corp.                     Cohen Swados Wright Hanifin
     105 Brisbane Building                       Bradford & Brett LLP
     403 Main Street                           70 Niagara Street
     Buffalo, New York  14203                  Buffalo, NY 14202
     Attention:  Paul F. Eckert                Phone (716) 856-4600
                                               Telecopy (716) 856-5228
                                               Attention:  John Dee, Esquire

         Assignment and Benefit.

         No party shall assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of the other party hereto. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors and assigns.

         This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors and assigns and for the benefit of no other person or entity.

         Amendment, Modification and Waiver. The parties may amend or modify this Agreement in any respect, provided that any such amendment shall be in writing. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

         Bill of Sale. To the extent required by applicable law or statute, this Agreement shall constitute a Bill of Sale.

         Governing Law; Consent to Jurisdiction.

         This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law.

         Any legal action, suit or proceeding arising out of or relating to this Agreement which is brought by Buyer shall be instituted in a court in the Eastern District of Pennsylvania, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding in, and irrevocably submits to the jurisdiction of, any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if made by certified or registered mail, or by a nationally recognized overnight courier, directed to Seller or Buyer, as the case may be, at the address provided for herein and service so made shall be deemed to be completed upon actual receipt thereof, or the next day following deposit of such notice with a nationally recognized overnight courier.

         Any legal action, suit or proceeding arising out of or relating to this Agreement which is brought by Seller shall be instituted in a court in the Western District of New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding in, and irrevocably submits to the jurisdiction of, any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if made by certified or registered mail, or by a nationally recognized overnight courier, directed to Seller or Buyer, as the case may be, at the address provided for herein and service so made shall be deemed to be completed upon actual receipt thereof, or the next day following deposit of such notice with a nationally recognized overnight courier.

         Nothing herein contained shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

         Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

         Invalidity/Severability. The invalidity or unenforceability of this Agreement or any particular provision, or part of any provision, of this Agreement in one jurisdiction shall not affect the validity or enforceability of this Agreement or any particular provision or part of any provision of this Agreement in any other jurisdiction and the invalidity or unenforceability of any particular provision or part of any provision shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         Entire Agreement. This Agreement, together with the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the purchase and sale of the Assets and the assumption of the Assumed Liabilities and supersedes all prior agreements and understandings. The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Assets, it being understood and agreed that neither Buyer nor Seller shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties. Buyer's rights and remedies with respect to the transactions contemplated by this Agreement and the other Transaction Documents shall be controlled by and subject to the provisions of this Agreement, and Buyer shall have no other rights or remedies except as set forth in this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Asset Purchase Agreement, under seal, all as of the date first above written.

Attest                                           SYSTEMS SOLUTIONS, INC.
/s/ James Turner, Secretary                      /s/ Martin E. Judge, Jr., Chief Executive Officer
----------------                                 ------------------------
[Seal]

Attest                                           JUDGE IMAGING SYSTEMS, INC.
/s/ Katharine A. Wiercinski, Secretary           /s/ Martin E. Judge, Jr., Chief Executive Officer
---------------------------                      ------------------------
[Seal]

Attest                                           AOP ACQUISITION CORP.
/s/ Suzanne L. Eckert, Secretary                 /s/ Paul Eckert, President
---------------------                            ---------------
[Seal]

         The undersigned does hereby unconditionally, absolutely and irrevocably guarantee to Seller and Judge Imaging the performance by Buyer of all of Buyer's obligations contained in the Agreement, subject only to the terms, conditions and limitations contained herein. The undersigned hereby waives presentation, demand of payment and protest of any such obligation of Buyer, and further waives any right to require that resort be had by Seller and/or Judge Imaging to Buyer with respect to any such obligation before demanding performance thereof by the undersigned.

         The undersigned further agrees that this guaranty shall inure to the benefit of and may be enforced by Seller and/or Judge Imaging, its successors and permitted assigns, and shall be binding upon and enforceable against the undersigned and its permitted successors or assigns and that this guaranty shall remain in full force and effect as to any and all modifications of the Agreement that may be effected in accordance with the terms thereof after the date hereof.

AUTOMATED OFFICE PRODUCTS OF WESTERN NEW YORK, INC.

/s/ Paul Eckert, President
---------------

         The undersigned execute this Agreement for purposes of joining in the covenants set forth in Section 5.5, jointly and severally with the Buyer.

/s/ Paul F. Eckert
------------------
/s/ Suzanne Eckert
------------------